UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2021

TELENAV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34720	77-0521800
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4655 Great America Parkway, Suite 300

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 245-3800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	TNAV	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On February 16, 2021, Telenav, Inc. (“Telenav”) held a special meeting of stockholders (the “Special Meeting”).

As of January 4, 2021, the record date for the Special Meeting, there were 48,000,000 shares of Telenav common stock outstanding and entitled to vote, 31,473,721 of which were not beneficially owned by V99, Merger Sub, H.P. Jin, Samuel Chen, Fiona Chang, Yi-Ting Chen, Yi-Chun Chen, Changbin Wang or Digital Mobile Venture Limited (and any affiliate of the foregoing or trust in which any of the foregoing are a beneficiary) (the “Purchaser Group”). At the Special Meeting, 40,009,278 shares, or approximately 83.35% of the outstanding shares of Telenav common stock, were present either in person or by proxy.

At the Special Meeting, three proposals were considered:

(1) The proposal to adopt and approve the Agreement and Plan of Merger, dated as of November 2, 2020 (as amended on December 17, 2020, the “Merger Agreement”), among Telenav, V99, Inc., a Delaware corporation (“V99”), and Telenav99, Inc., a Delaware corporation and a wholly owned subsidiary of V99 (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Telenav (the “Merger”), with Telenav surviving the Merger as a wholly owned subsidiary of V99 (such proposal, the “Merger Agreement Proposal”).

(2) The proposal to approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies in the event that there were not sufficient votes at the time of the Special Meeting to adopt and approve the Merger Agreement (such proposal, the “Adjournment Proposal”).

(3) The nonbinding, advisory proposal to approve compensation that will or may become payable to Telenav’s named executive officers in connection with the Merger (such proposal, the “Executive Compensation Proposal”).

At the Special Meeting, Telenav’s stockholders approved the Merger Agreement Proposal and the Executive Compensation Proposal. Sufficient votes were also received to approve the Adjournment Proposal, but such an adjournment was not necessary in light of the approval of the Merger Agreement Proposal.

Approval of the Merger Agreement Proposal required the affirmative vote of the holders of (i) at least a majority of the outstanding shares of Telenav common stock (the “Stockholder Vote”) and (ii) at least 66 and 2/3% of the outstanding shares of Telenav common stock not beneficially owned by any member of the Purchaser Group (the “Unaffiliated Vote”).

The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain
The Merger Agreement Proposal
• Stockholder Vote	39,444,506	530,002	34,770
• Unaffiliated Vote	22,918,227	530,002	34,770
The Adjournment Proposal	38,164,511	1,771,412	73,355
The Executive Compensation Proposal	35,092,113	574,314	4,342,851

On February 16, 2021, Telenav issued a press release announcing the results of the voting at the Special Meeting. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release of Telenav, Inc. dated February 16, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELENAV, INC.

Date: February 17, 2021	By:	/s/ Steve Debenham
	Name:	Steve Debenham
	Title:	Vice President, General Counsel